UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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Advanced Environmental Recycling Technologies, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, JULY 19, 2007
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER RETURN PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 1: Election of Directors
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm
COST AND METHOD OF PROXY SOLICITATION
ADDITIONAL INFORMATION AVAILABLE
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2007
OTHER MATTERS

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, July 19, 2007

To our Stockholders:

The annual meeting of stockholders of Advanced Environmental Recycling Technologies, Inc. will be held at the Northwest Arkansas Holiday Inn Convention Center, Springdale, Arkansas at 7:00 p.m., local time, Thursday, July 19, 2007, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement which is incorporated herein by this reference:

1. To elect eleven members to the eleven-person board of directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify.

2. To ratify the appointment of Tullius Taylor Sartain & Sartain LLP as independent public accountants of the company for the year ending December 31, 2007; and

3. To transact such other business and to consider and take action upon any and all matters that may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on May 23, 2007, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Sincerely,

Marjorie S. Brooks
Secretary

June 18, 2007

A proxy card and annual report of the company for the year ended December 31, 2006, are enclosed. It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Proxy votes are tabulated by an independent agent and reported at the annual meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process. We hope that you can attend this meeting in person, but if you cannot do so please vote your proxy now.

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street (72764)
Post Office Box 1237
Springdale, Arkansas 72765
(479) 756-7400

Annual Meeting of Stockholders
July 19, 2007

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited on behalf of the board of directors of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at the Northwest Arkansas Holiday Inn Convention Center, Springdale, Arkansas, at 7:00 p.m. local time, Thursday, July 19, 2007, and at any adjournments thereof. The notice of meeting, proxy statement, and form of proxy are being mailed to stockholders on or about June 19, 2007.

A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At May 23, 2007, the record date, there were 45,780,570 shares of Class A common stock and 1,465,530 shares of Class B common stock issued and outstanding. Each outstanding share of Class A common stock entitles the holder thereof to one vote on matters submitted to the stockholders and each share of Class B common stock entitles the holder thereof to five votes on matters submitted to the stockholders. As of May 23, 2007, the holders of the Class B common stock are entitled to an aggregate of 7,327,650 votes. The holders of record of the Class A common stock and Class B common stock outstanding on May 23, 2007, will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the annual meeting and any adjournments.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See “Election of Directors” for the method of withholding authority to vote for directors). By withholding authority, shares will not be voted either for or against a particular matter but will be counted for quorum purposes. Abstentions and brokers’ “non-votes”, if any, are counted for purposes of determining a quorum but will have no effect on the election of directors or other matters intended to be submitted to a vote of the stockholders.

As of May 23, 2007, the Company’s executive officers and directors (but giving effect to the addition of Peter Lau to the board of directors) beneficially owned approximately 35.7% of the currently outstanding shares of Class A common stock and 93.9% of the shares of Class B common stock, and collectively beneficially owned shares representing approximately 43.3% of the votes entitled to be cast upon matters submitted at the annual meeting. As of the record date, Marjorie S. Brooks and corporations controlled by her beneficially owned shares representing approximately 30.1% of the votes entitled to be cast and may be in a position to control the Company.

The following table sets forth, as of May 23, 2007, certain information with regard to the beneficial ownership of the Company’s capital stock by each holder of 5% or more of the outstanding stock, by each named executive officer and director of the Company (but giving effect to the addition of Peter Lau to the board of directors), and by all officers and directors as a group:

		Number of			Percentage of
Name and Address	Title of	Shares of		Percentage of	Total Voting
of Beneficial Owner	Class(1)	Common Stock(2)		Class Outstanding(2)(16)	Power(2)(17)

Marjorie S. Brooks	Class A	12,164,409	(3)	25.9%	30.1%
	Class B	837,588	(4)	57.2%
Joe G. Brooks	Class A	896,772	(5)	1.9%	4.3%
	Class B	284,396		19.4%
J. Douglas Brooks	Class A	894,065	(6)	2.0%	2.9%
	Class B	131,051		8.9%
Jerry B. Burkett	Class A	303,424	(7)	*	*
	Class B	33,311		2.3%
Sal Miwa	Class A	206,787	(8)	*	*
Stephen W. Brooks	Class A	821,112	(9)	1.8%	2.4%
	Class B	89,311		6.1%
Jim Robason	Class A	198,718	(10)	*	*
Melinda Davis	Class A	234,902	(11)	*	*
Michael M. Tull	Class A	1,005,938	(12)	2.2%	1.9%
Peter S. Lau	Class A	27,500	(13)	*	*
Tim W. Kizer	Class A	5,256	(14)	*	*
Edward P. Carda	Class A	5,256	(14)	*	*
Robert Thayer	Class A	200,000	(15)	*	*
Jim Precht	Class A	407,700	(16)	*	*
Alford Drinkwater	Class A	10,000	(17)	*	*

Officers and directors		17,381,839
as a group (fifteen persons):
P. O. Box 1237	Class A			35.7%	43.3%
Springdale, AR 72765	Class B			93.9%

*	Less than 1%

(1)	The Class B common stock is substantially identical to the Class A common stock, except that each share of Class B common stock has five votes per share and each share of Class A common stock has one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock.

(2)	Beneficial ownership of shares was determined in accordance with Rule 13d-3(d)(1) of the Exchange Act and included shares underlying outstanding warrants and options which the named individual had the right to acquire within sixty days (July 22, 2007) of May 23, 2007.

(3)	Includes 9,851,619 shares owned directly, 1,121,457 in trusts or corporations controlled by Mrs. Brooks, 375,000 shares issuable upon exercise of stock options, 323,000 shares issuable upon exercise of Series X and Y warrants owned directly and 493,333 shares issuable upon exercise of Series X and Series Y Warrants owned indirectly through two corporations controlled by Mrs. Brooks (Razorback Farms, Inc. and Brooks Investment Company).

(4)	Includes 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mrs. Brooks. (Razorback Farms, Inc. is the record owner of 312,320 shares and Southern Mineral and Fibers, Inc. is the record owner of 121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B common stock). Excludes additional shares owned by adult children of Mrs. Brooks, including Joe G. Brooks, Stephen W. Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest.

(5)	Includes 607,400 shares owned directly, 4,500 shares owned as custodian for Joe G. Brooks’ minor child, 38,205 shares owned as custodian for Brooks’ Children’s Trust and 246,667 shares issuable upon exercise of stock options.

(6)	Includes 809,324 shares owned directly and 84,741 shares owned indirectly.

(7)	Includes 116,424 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett, and 175,000 shares issuable upon exercise of stock options.

(8)	Includes 13,424 shares owned directly and 193,363 shares issuable upon exercise of stock options.

(9)	Includes 821,112 shares owned directly.

(10)	Includes 112,918 shares owned directly, 60,800 shares issuable upon exercise of Series X and Series Y warrants, and 25,000 shares issuable upon exercise of stock options.

(11)	Represents 32,436 shares owned directly, 66,666 shares in a trust controlled by Ms. Davis, 75,000 shares issuable upon exercise of stock options, and 60,800 shares issuable upon exercise of Series X and Series Y warrants.

(12)	Includes 745,938 shares owned directly, 100,000 shares issuable upon exercise of stock options, and 160,000 shares issuable upon exercise of Series X and Series Y warrants.

(13)	Includes 2,500 shares owned directly and 25,000 shares issuable upon exercise of stock options.

(14)	Includes shares issuable pursuant to restricted stock awards.

(15)	Includes 10,000 shares owned directly and 190,000 shares issuable upon exercise of stock options.

(16)	Includes 7,700 shares owned directly and 400,000 shares issuable upon exercise of stock options.

(17)	Includes 10,000 shares owned directly.

(18)	Class A common stock beneficial ownership was calculated by dividing the beneficial ownership of each individual by the sum of: (i) the total shares of Class A common stock outstanding at May 23, 2007, and (ii) the total shares underlying outstanding warrants and options which the named individual had the right to acquire within 60 days (July 22, 2007) of May 23, 2007. Class B common stock beneficial ownership is calculated based on 1,465,530 shares outstanding on May 23, 2007.

(19)	Calculated by dividing the voting rights of the beneficial ownership of each individual by the sum of: (i) the total votes available to be cast on May 23, 2007, and (ii) the total shares underlying outstanding warrants and options which the named individual had the right to acquire within 60 days (July 22, 2007) of May 23, 2007.

At May 23, 2007, there were 45,780,570 shares of Class A common stock and 1,465,530 shares of Class B common stock issued and outstanding. The previous table indicates that those directors, officers and 5% shareholders, as a group, beneficially owned shares representing approximately 43.3% of the votes entitled to be cast upon matters submitted to a vote of the Company’s stockholders, and Marjorie S. Brooks and corporations controlled by her beneficially owned shares representing approximately 30.1% of the votes entitled to be cast and may be in a position to control the Company.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The directors and executive officers of the Company are as follows:

Name	Age	Position

Joe G. Brooks	51	Chairman of the board of directors, co-chief executive officer and president
Sal Miwa	50	Vice-chairman of the board of directors
Stephen W. Brooks	50	Co-chief executive officer and director
Marjorie S. Brooks	71	Secretary, treasurer and director
J. Douglas Brooks	47	Senior vice-president — sales and marketing
Alford Drinkwater	55	Senior vice president — administration
Jim Precht	61	Senior vice-president — sales and marketing
Robert A. Thayer	55	Senior vice-president and chief financial officer
Eric E. Barnes	33	Controller and chief accounting officer
Jerry B. Burkett	50	Director
Edward P. Carda	66	Director
Melinda Davis	64	Director
Tim W. Kizer	41	Director
Peter S. Lau	53	Director
Jim Robason	69	Director
Michael M. Tull	52	Director

The Company’s board of directors elected Joe G. Brooks as its chairman and the Company’s co-chief executive officer in December 1998, and he has served as president since February 2000. In July 2006 he as appointed as the sole chief executive officer. Mr. Brooks has served as president or in other executive office capacities and has been a director since the Company’s inception in December 1988, including service as chairman and CEO from inception until August 1993. He was a member of Clean Texas 2000, appointed by then Governor George W. Bush in 1995.

Sal Miwa has been an outside director of the Company since January 1994. He served as chairman of the board between December 1995 and December 1998, and as vice chairman from December 1998 through July 2005. From January 2005 to present, Mr. Miwa has been CEO and chairman of Greenstone Holdings, Inc.(OTC “GSHG”), a chemical technology company located in New York City primarily serving the building and construction industry. From July 2004 to December 2005, he was CEO of Greenstone Inc. of Delaware, a predecessor of Greenstone Holdings, Inc. From April 2000 to June 2004, he was COO and director of RealRead Inc., an online document service company. For more than 20 years Mr. Miwa has been engaged in various international businesses and serves on boards of several closely held family businesses around the world. He received his master’s degree in Aerospace Engineering from the Massachusetts Institute of Technology in 1981.

The Company’s board of directors elected Stephen W. Brooks as chief operating officer in July 2006. Mr. Brooks has served as its chief executive officer and co-chief executive officer, and has been a director since January 1996. Mr. Brooks has served as CEO and chairman of the board of Razorback Farms, Inc. from January 1996 to the present. Razorback Farms is a Springdale, Arkansas based firm that specializes in vegetables processing. Mr. Brooks also serves on the board of the Ozark Food Processors Association.

Marjorie S. Brooks has been secretary, treasurer and a director since the Company’s inception in December 1988. Mrs. Brooks has served as secretary and treasurer of Brooks Investment Co., a holding company for the Brooks’ family investments, for more than thirty years.

J. Douglas Brooks has served as a senior vice-president from the Company’s inception. He is currently senior vice president responsible for MoistureShield sales, but has previously managed the raw material sourcing and strategic relationships group, the plastics division, and AERT’s polyethylene recycling program with The

Dow Chemical Company. Mr. Brooks is a joint inventor on several of AERT’s process patents for recycling polyethylene film for composites.

Robert A. Thayer has been senior vice president and chief financial officer since September 2005. From October 2002, to September 2005 he served as assistant to AERT chairman Joe G. Brooks, during which time he has had executive assignments in all aspects of AERT’s business including finance, operations, and administration. From January 1997 to October 2002, Mr. Thayer was a principal at Madison Research, Denison, Texas where he conducted independent financial research under contract to banks and financial publishers. From January 2001 to July 2002 he also served as Vice President of Finance for Asia Teletech Company, Ltd., a Thailand headquartered voice-over-internet company where he was responsible for raising the company’s startup capital. Prior to 1997, Mr. Thayer spent twenty-one years in the software and investment banking industries with financial, systems and executive responsibilities. He received a BA in Economics from the University of Colorado and studied graduate economics at the University of Wisconsin, Madison. Mr. Thayer is a Chartered Financial Analyst.

Alford Drinkwater has served as senior vice president of administration since April of 2005. Prior to joining the Company in May 2000, Mr. Drinkwater had been the Assistant Director for the Established Industries Division of the Arkansas Department of Economic Development starting in November 1988. From September 1986 until July 1988, he owned and operated Town and Country Waste Services, Inc. a waste services company engaging in the development of waste recycling, energy recovery, and disposal systems. From April 1981 until January 1987, Mr. Drinkwater was the Resource Recovery Manager for Metropolitan Trust Company, and was primarily involved in waste-to-energy systems development. From July 1974 until April 1981, Mr. Drinkwater worked for the State of Arkansas as Assistant to the Chief of the Solid Waste Control Division of the Arkansas Department of Pollution Control & Ecology and as the Manager of the Biomass and Resource Recovery Program of the Arkansas Department of Energy.

Jim Precht has served as the Company’s chief sales and marketing officer since February 2001. Mr. Precht was formerly general manager of Weyerhaeuser Building Materials’ Pittsburgh Customer Service Center with 32-years of building industry experience.

Eric E. Barnes was appointed by the board of directors as chief accounting officer in September 2005. Mr. Barnes joined AERT’s accounting department in November 1997 after graduating from the University of Arkansas with a BS in Accounting and an MA in Economics. He was named AERT’s controller in January 2000. Mr. Barnes is a Certified Public Accountant.

Jerry B. Burkett has served on the board of directors of the Company since May 1993. Mr. Burkett has been a rice and grain farmer since 1979 and has been a principal in other closely held businesses. He is the past president of the Arkansas County Farm Bureau. In April 2002, Mr. Burkett was elected to serve as a director of the Ag Heritage Farm Credit Services board.

Edward P. Carda was elected to the board of directors in July 2005. Mr. Carda began his 37-year business career with Weyerhaeuser Company in June 1967, ending with his retirement in December 2003. While at Weyerhaeuser, he served in various management positions, including statutory reporting, heading large accounting departments, interacting with external and internal auditors and all types of management. Mr. Carda spent the last 10 years of his career as the business controller for the distribution business of Weyerhaeuser. While in this capacity, he received many awards for his performance for profit and working capital improvement initiatives. Mr. Carda attended the University of Montana and graduated with a degree in accounting. He has served for 25 years on the board of directors of the Woodstone Credit Union in Federal Way, Washington and is currently its Vice Chairman. He also serves on the credit union’s audit committee.

Melinda Davis has served on the board of directors since July 2001. From December 2000 to the present, Ms. Davis has provided professional consulting services in the areas of financial management and cost accounting for manufacturing operations. Ms. Davis retired as senior vice-president and treasurer from Allen Canning Co. in December 2000, after serving for 39 years in various accounting and financial management positions.

Tim W. Kizer was elected to the board of directors in July 2005. Since December 2004, Mr. Kizer has served as the president of Bentonville Global Associates, a performance improvement consultancy firm. Mr. Kizer is also a Partner in 71 Ventures, an Arkansas-based merchant bank focusing on the creation and success of organizations with environmentally sustainable products and processes. From April 2001 to December 2004, Mr. Kizer was Director of the Center for Management and Executive Development and the Donald W. Reynolds Center for Enterprise Development at the Sam M. Walton College of Business. Mr. Kizer was also the Managing Director of the Information Technology Research Center at the University of Arkansas and co-founded the Doing Business in Bentonville speaker series. He has a B.A. from the University of Louisville, Kentucky.

Peter S. Lau has been president of Greenstone Holdings, Inc., an international investment banking firm since 2002. Prior to that, he served as a director and chief executive officer of Cathay One, Inc. and was the chief financial officer of Cathay Online, Inc. He was formerly the managing director of corporate finance of American Fronteer Financial Corporation (AFFC), previously known as RAF Financial Corporation, and is a former associate of Heng Fung Capital Inc., a merchant-banking group based in Hong Kong. Mr. Lau previously served on AERT’s board of directors from 1997 to 2000. He is a graduate of the University of Hartford with a B.S. and M.S. in accounting and is a Certified Public Accountant.

Jim Robason has served on the board of directors since July 2003. Since January 2005, Mr. Robason has been a consultant to the Company in the areas of plant operations and construction. Mr. Robason joined Allen Canning Co. in 1967 and served as senior vice-president — operations from 1974 until his retirement in 2002. As senior vice-president of operations with Allen Canning, he was responsible for the operation of twelve plants with plant managers and raw product procurement managers, as well as special projects engineering, reporting to him. He is knowledgeable in all phases of manufacturing including infrastructure, building, equipment, and engineering, with a focus on the full production arena from product procurement through the production process. Mr. Robason is a graduate of West Texas State University. He served on Allen Canning’s executive committee and profit sharing/retirement plan committee in addition to his operations responsibilities.

Michael M. Tull has served on the board of directors of the Company since December 1998. Mr. Tull has served since 1990 as the president and majority owner of Tull Sales Corporation, a manufacturer’s representative company that represents eight manufacturing companies and is responsible for the sales and marketing of those companies’ window and door related components in the southeastern United States. Mr. Tull serves on the boards of several closely held family businesses and is a member of the board of directors of the National Wild Turkey Federation, which is one of the largest North American conservation organizations.

Joe G. Brooks, Stephen W. Brooks, and J. Douglas Brooks are brothers and sons of Marjorie S. Brooks. There are no other familial relationships between the current directors and executive officers.

Each of the Company’s directors has been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE

Independence of Directors

The board of directors has determined that Jerry B. Burkett, Edward P. Carda, Melinda Davis, Tim W. Kizer, Peter S. Lau, and Sal Miwa are independent under the NASDAQ Stock Market’s (“NASDAQ”) corporate governance listing standards, and that Marjorie S. Brooks, secretary and treasurer, Joe G. Brooks, chairman and CEO, Stephen W. Brooks, chief operating officer, Michael M. Tull and Jim Robason are not independent under such listing standards.

During fiscal 2006, the Company held eight executive sessions of the board of directors in which only independent members of the board were present. The chairpersons of the audit committee, compensation committee and nominating and corporate governance committee each presided over the meetings on a rotating basis.

The Company encourages, but does not require, directors to attend annual meetings of stockholders. All members of the board attended the Company’s 2006 stockholder meeting.

Board Meeting and Certain Committees Reports and Meetings

During the Company’s fiscal year ended December 31, 2006, the board of directors held eight meetings. All directors attended 85% or more of the total number of meetings of the board of directors and its committees on which he or she served.

From January 1, 2006 through June 8, 2006, the audit committee of the board of directors consisted of four independent directors under NASDAQ’s director and audit committee independence standards: Jerry B. Burkett, Melinda Davis (chairperson), Sal Miwa, and Edward P. Carda. On June 9, 2006, the Board appointed Jerry B. Burkett, Melinda Davis (chairperson) and Edward P. Carda to the audit committee. The composition of the audit committee has not changed since June 9, 2006. The audit committee is directly responsible for the engagement of the Company’s independent accountants and is responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The audit committee met six times in 2006. Melinda Davis serves as the financial expert on the audit committee.

From January 1, 2006 through June 8, 2006, the compensation committee consisted of Samuel L. Milbank (chairperson), Sal Miwa and Edward P. Carda. On June 9, 2006, Tim W. Kizer joined the committee. The compensation committee establishes and administers the Company’s compensation plans on behalf of the board of directors and makes recommendations to the board of directors as to stock options, restricted stock awards or other awards granted thereunder and other compensation matters. The compensation committee met six times in 2006.

From January 1, 2006 through June 8, 2006, the nominating and corporate governance committee consisted of Jerry B. Burkett (chairperson), Melinda Davis, and Tim W. Kizer. On June 9, 2006, Sal Miwa joined the committee and Tim Kizer left the committee. The nominating and corporate governance committee evaluates the efforts of AERT and its board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The nominating and corporate governance committee met four times in 2006.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The committee also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director will be reviewed in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of stockholders.

The nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for directors. Instead, it uses its network of contacts to identify potential candidates. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the board by majority vote.

Although the nominating and corporate governance committee has not established procedures for considering nominees recommended by stockholders, the committee will consider director candidates recommended by stockholders, and those candidates will receive substantially the same consideration that candidates recommended by the nominating and corporate governance committee receive. Stockholders wishing to recommend director candidates for consideration by the committee may do so in writing to the corporate secretary at least 180 days in advance of the annual meeting, giving the recommended nominee’s name, biographical data, and qualifications, accompanied by the written consent of the recommended nominee.

The charters of the audit, compensation, and nominating and corporate governance committees are available on the corporate website at www.aertinc.com. The Company has implemented a “Corporate Hotline” through which the audit committee, the board of directors, and the corporate compliance officer may be contacted, as appropriate. This service and number is available on our corporate website.

AUDIT COMMITTEE REPORT

The following report of the audit committee for fiscal year 2006 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

The audit committee of the Company is composed of four non-employee directors, and each member of the committee is independent in accordance with the policy of the National Association of Security Dealers applicable to NASDAQ listed companies. The committee operates under a written charter adopted by the board of directors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to engage independent public accountants for the Company and to monitor and oversee the Company’s financial reporting process and report its findings to the board of directors.

The committee fulfills its responsibilities through periodic meetings with management and independent auditors. The committee reviewed and discussed with management and independent auditors the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2005. The committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors the auditor’s independence.

On the basis of these reviews and discussions, the audit committee recommended to the board of directors that the board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission (“SEC”).

The audit committee has also considered whether the provision of non-audit services by the independent registered public accounting firm, Tullius Taylor Sartain & Sartain LLP (“TTS&S”), is compatible with maintaining auditor independence. TTS&S performed tax preparation services for the Company during 2006. No other non-audit related services were provided by TTS&S during 2006.

Submitted by the audit committee,

Jerry B. Burkett	Edward P. Carda	Melinda Davis, chairperson

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

AERT’s executive compensation program is designed to achieve the Company’s goal of attracting, developing and retaining business leaders who can drive financial and strategic growth objectives that are intended to maximize long-term shareholder value. Compensation levels are set to reflect competitive market practices, as well as Company and individual performance. The Compensation Committee of the Board of Directors (the “Committee”) has established the following guiding principles for the Company’s executive compensation programs:

•	Competitiveness — All components of compensation should be set competitively as compared against appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent.

•	Pay for Performance — All components of compensation should be tied to the performance of the individual executive officer, his or her specific business unit or function, and the Company overall.

•	Accountability for Short- and Long-Term Performance — Annual performance bonuses and long-term incentives should reward an appropriate balance of short-and long-term financial and strategic business results, with an emphasis on managing the business for the long-term.

•	Alignment to Shareholders’ Interests — Long-term incentives should align decision making with the interests of the Company’s shareholders.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to:

•	Attract, motivate and retain executive officers who can make significant contributions to the Company’s long-term success;

•	Align the interests of executive officers with those of shareholders; and

•	Place a significant portion of an executive officer’s total compensation at risk by tying it to the Company’s financial performance.

Role of Executive Officers in Compensation Decisions

To assist them in making compensation decisions, the Committee reviews compensation tally sheets, prepared by management, which present comprehensive data on the total compensation and benefits package for each of the Company’s executive officers. These tally sheets include all obligations for present and projected future compensation, as well as analyses for hypothetical terminations and retirements to consider the Company’s obligations under such circumstances. Additionally, the Committee partially relies on recommendations by the CEO regarding compensation of the other executive officers and key management employees.

Setting Executive Compensation

The Committee strives to establish and periodically review AERT’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other AERT employees and make recommendations to the Board of Directors regarding:

•	Compensation arrangements and incentive goals for executive officers and to administer compensation plans and make recommendations to the Board of Directors with respect thereto;

•	The performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

•	Management development and succession plans and activities; and

•	The report on executive compensation for inclusion in AERT’s annual proxy statement in accordance with Securities Exchange Commission rules and regulations.

The primary components of the Company’s executive compensation programs are: base salary, discretionary awards, and long-term incentive awards.

Base Salary

Base salaries are generally targeted at the middle of the competitive marketplace (the “median”).

The “market rate” for an executive position is determined through an assessment by the Company’s human resources personnel under the guidance and supervision of the Committee. This assessment considers relevant industry salary practices, the position’s complexity, and level of responsibility, its importance to the Company in relation to other executive positions, and the competitiveness of an executive’s total compensation.

Subject to the Committee’s approval, the level of an executive officer’s base pay is determined on the basis of:

•	Relevant comparative compensation data; and

•	The Chief Executive Officer’s assessment (except with respect to himself) of the executive’s performance, experience, demonstrated leadership, job knowledge and management skills.

Discretionary Awards

The Committee may, at its discretion, authorize periodic cash awards to executives. Discretionary awards are designed to give the Committee the flexibility to provide incentives that are comparable to those found in the marketplace in which the Company competes for executive talent. In determining the extent and nature of discretionary awards, the Committee considers the Company’s cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

When considering discretionary awards, the Committee identifies the employees who are eligible to participate and computes and certifies the size of the discretionary pool based on financial information supplied by the Company’s executive officers. The award made to each eligible participant is based on the opportunity level assigned to the participant and an assessment of his or her performance and the performance of their business unit versus corporate objectives.

Long-Term Incentive Awards

Long term executive incentives are designed to promote the interests of AERT and its shareholders by attracting and retaining eligible directors, executives and other key employees.

The Committee has the authority to determine the participants to whom awards shall be granted. The awards under prior Company plans could be made in the form of stock options, restricted stock units, performance awards and other stock-based awards. Consistent with the views of the Board of Directors and the Committee that the interests of employees and directors are more likely to be aligned with stockholders to the extent that such employees and directors are stockholders of the Company, the Company has determined for the foreseeable future to provide incentive equity compensation in the form of restricted stock awards rather than options or other forms of equity compensation. The 2005 Key Associate and Management Equity Inventive Plan and the 2005 Non-Employee Director Equity Incentive Plan reflect this shift in compensation policy.

The Committee has reviewed and approved a compensation plan for the Company’s management and executives that is designed to reward focus on increasing throughputs, reducing costs, and increasing efficiencies. The 2005 Key Associate and Management Equity Incentive Plan, which is administered by the Committee, gives the Company flexibility to provide incentives that are comparable to those found in the marketplace in which the Company competes for management and associate talent. In determining the extend and nature of awards, the Committee considers the Company’s cash flow, net income, progress toward short-term and long-term business objectives, and other competitive compensation programs.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, compensation decisions focused on the key elements of the total direct compensation program for executive officers, which included base pay, discretionary incentive awards, and long-term incentives. Elements reviewed as part of the long-term incentives to executive officers included type and level of award distribution.

Chief Executive Officer Compensation

In determining CEO compensation, the Committee considered:

•	The Company’s financial performance and peer group compensation data; and

•	CEO leadership, decision-making skills, experience, knowledge, communication with the Board of Directors and strategic recommendations, as well as the Company’s positioning for future performance.

The Committee considered many factors and did not place any particular relative weight on one over another, but the Company’s financial performance is generally given the most weight.

The Committee’s recommendations regarding CEO compensation and other related matters are reported to the Board of Directors and, in the case of each specific recommendation during 2006, were approved by the Board of Directors.

For fiscal year ended December 31, 2006, the Committee’s decisions regarding CEO compensation included the following:

CEO Joe G. Brooks was awarded a discretionary bonus totaling $60,000 in July 2006 based on the company’s performance from January 2006 to June 2006. No discretionary awards were made for the third or fourth quarters. No long term incentive awards were granted in 2006.

Before arriving at its final decision regarding the amount of CEO discretionary incentive award, the Committee confirmed that the Company’s compensation program is consistent with marketplace practices linking pay for performance.

Tax and Accounting Implications

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, AERT may not deduct compensation in excess of $1,000,000 paid to AERT’s Chief Executive Officer or to any of the other named executive officers unless the compensation meets specific criteria for performance-based compensation. Awards under our short-term incentive compensation plan do not meet the criteria of being performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, and, therefore, would not qualify as a deduction to the extent in excess of Section 162(m) limits. Certain awards under our long-term incentive plan, such as stock options or restricted stock awards, could satisfy the criteria of being performance based under Section 162(m) and therefore qualify as deductible under the Internal Revenue Code of 1986, as amended. The Company’s historical levels of compensation have not been subject to Section 162(m) of the Internal Revenue Code of 1986. The Committee reserves the right to approve non-deductible compensation if the Committee believes it is in the best interests of the Company and our shareholders.

COMPENSATION COMMITTEE REPORT

The following report of the Committee for fiscal year 2006 does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference therein.

The Committee is responsible for administering incentive plans and reviewing and making recommendations to the Board of Directors with respect to the compensation of AERT executive officers and key employees.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Samuel Milbank, Former Chairperson (retired)
Edward P. Carda
Tim Kizer
Sal Miwa

Employment Agreements

The Company has no written employment agreements with its key executives.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not entitled to any additional compensation by virtue of service as a director, except for reimbursement of any specific expenses attributable to such service. Non-employee directors receive annual compensation for board service of $15,000 in cash plus annual restricted stock awards of shares with a market value of $30,000 measured on an average closing sale price basis over a 50-business day period preceding the award. Newly elected directors are initially granted restricted stock equal to a prorated portion of the yearly $30,000 award based on their period of service in their initial fiscal year as a director. Such restricted stock awards vest over a three-year period, with 20% of a particular award vesting on the first anniversary thereof, an additional 30% of such award (50% cumulatively) vesting on the second anniversary of the award, and the 50% balance of the award vesting on the third anniversary of the award. In addition, non-employee board committee members receive annual cash compensation as follows: audit committee: $8,000 (chairperson) and $3,000 (other members); compensation committee: $5,000 (chairperson) and $3,000 (other members); and nominating committee: $4,000 (chairperson) and $2,000 (other members). Directors are also reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

Director Compensation in 2006

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards(1)(5)	Awards(4)	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Marjorie S. Brooks	15,000	12,718	—	—	—	—		27,718
Jerry B. Burkett	22,000	12,718	—	—	—	—		34,718
Edward P. Carda	21,000	7,875	—	—	—	—		28,875
Melinda Davis	25,000	12,718	—	—	—	—		37,718
Tim W. Kizer	17,500	7,875	—	—	—	—		25,375
Samuel L. Milbank	20,000	12,718	—	—	—	—		32,718
Sal Miwa	19,750	12,718	—	—	—	—		32,468
Jim Robason	15,000	12,718	—	—	—	250,000	(2)	27,718
Michael M. Tull	15,000	12,718	—	—	—	783,397	(3)	27,718

(1)	The grant date fair value of non-employee director restricted stock awards in 2006 was $32,700 for each director listed in the above table.

(2)	The amount for Mr. Robason consists of consulting fees for construction management and operational consulting services.

(3)	The amount for Mr. Tull consists of commissions paid to a company owned by Mr. Tull for services as an outside sales representative.

(4)	At December 31, 2006, the aggregate number of options outstanding for each director was as follows: Marjorie S. Brooks — 400,000; Jerry B. Burkett — 190,000; Melinda Davis — 75,000; Samuel L. Milbank — 75,000; Sal Miwa — 238,963; Jim Robason — 25,000; Michael Tull — 100,000.

(5)	Each director listed had outstanding stock grants totaling 35,848 shares as of December 31, 2006, except for Mr. Carda and Mr. Kizer, who each had 26,278 shares outstanding.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the aggregate compensation paid by the Company during the three years ended December 31, 2006, to the co-chief executive officers and to each of the next four most highly compensated executive officers of the Company whose aggregate annual salary and bonus in 2006 exceeded $100,000.

Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non — Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation*	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Joe G. Brooks	2006	190,000	60,000	—	—	—	—	13,162	263,162
Chairman, Chief Executive	2005	165,625	170,000	—	—	—	—	12,786	348,411
Officer and President	2004	157,500	193,500	—	—	—	—	48,775	399,775
Stephen W. Brooks	2006	110,000	40,000	—	—	—	—	—	150,963
Vice Chairman and Chief	2005	76,423	75,000	—	—	—	—	—	151,423
Operating Officer	2004	52,000	—	—	—	—	—	—	52,000
Robert A. Thayer	2006	140,000	30,000	—	—	—	—	18,065	188,065
Senior Vice President and	2005	132,500	85,000	—	—	—	—	—	217,500
Chief Financial Officer	2004	124,423	30,000	—	—	—	—	—	154,423
Jim Precht	2006	130,000	20,000	—	—	—	—	17,885	167,885
Senior Vice President —	2005	122,500	70,000	—	—	—	—	18,697	211,197
Sales and Marketing	2004	102,521	30,000	—	—	—	—	20,188	152,709
J. Douglas Brooks	2006	111,558	15,000	—	—	—	—	—	128,324
Senior vice President	2005	102,500	15,000	—	—	—	—	—	117,500
	2004	87,288	16,570	—	—	—	—	—	103,858
Alford Drinkwater	2006	100,000	10,000	—	—	—	—	—	114,127
Senior Vice President	2005	100,000	7,000	—	—	—	—	—	107,000
	2004	81,731	16,570	—	—	—	—	—	98,301

*	The 2006 amount for each individual with compensation in this category includes a company provided vehicle and a non-accountable expense allowance. Additionally, the amount for Mr. Thayer includes an amount for company provided housing.

Outstanding Equity Awards at 2006 Calendar Year End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive Plan
			Equity Incentive					Plan Awards:	Awards:
			Plan Awards:				Market	Number of	Market or
	Number of	Number of	Number of			Number of	Value of	Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	or Other Rights
	Options	Options	Unearned	Exercise	Option	Have not	Have not	Have not	That Have not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Joe G. Brooks	46,667	—	—	0.47	5/30/07	—	—	—	—
	200,000	—	—	0.56	5/30/07	—	—	—	—
Stephen W. Brooks	150,000	—	—	0.38	5/30/07	—	—	—	—
	100,000	—	—	0.47	5/30/07	—	—	—	—
	250,000	—	—	0.56	5/30/07	—	—	—	—
Robert A. Thayer	190,000	—	—	1.11	10/14/08	—	—	—	—
Jim Precht	100,000	—	—	1.25	2/1/11	—	—	—	—
	100,000	—	—	1.75	2/1/11	—	—	—	—
	100,000	—	—	2.25	2/1/11	—	—	—	—
	100,000	—	—	2.75	2/1/11	—	—	—	—
J. Douglas Brooks	100,000	—	—	0.56	5/30/07	—	—	—	—

Option Exercises and Stock Vested in 2006

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Robert A. Thayer(1)	10,000	15,000	—	—
J. Douglas Brooks(2)	300,000	405,375	—	—

(1)	Mr. Thayer exercised 10,000 options on August 23, 2006 at an exercise price of $1.11 when the market price was $2.61.

(2)	Mr. Brooks exercised 300,000 options on December 4, 2006 (100,000 at an exercise price of $0.375, 100,000 at an exercise price of $0.46875 and 100,000 at an exercise price of $0.5625) when the market price was $1.82.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, regarding shares outstanding and available for issuance under the Company’s existing stock option plans.

Number of
Securities to
	Be Issued	Weighted-Average Exercise
	Upon Exercise	Price of	Number of
	of Outstanding	Outstanding Options,	Securities Remaining
	Options, Warrants	Warrants and	Available for
Plan Category	and Rights	Rights	Future Issuance

Equity compensation plans approved by security holders	2,872,130	$1.09	2,026,045
Equity compensation plans not approved by security holders	—	—	—

Total	2,872,130	$1.09	2,026,045

Compensation Committee Interlocks and Insider Participation

The board of directors, as a whole, reviews, and acts upon personnel policies and executive compensation matters, based upon recommendations of the compensation committee. Joe G. Brooks and Stephen W. Brooks serve as executive officers of the Company; however, such individuals do not participate in compensation decisions or in forming compensation policies in which they have a personal interest or in any deliberations of the board of directors concerning such matters, nor do they vote on any such matters, although Messrs Joe G. and Stephen W. Brooks did participate in compensation deliberations and decisions with respect to other executive officers.

Limited Liability of Officers and Directors

The Delaware Supreme Court has held that a directors’ duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware general corporation law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the directors’ duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company’s certificate of incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. The limitation of liability provision does not eliminate a stockholder’s right to seek non-monetary, equitable remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations and there may be instances in which no effective remedy is available.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires AERT’s executive officers and directors, and persons who own more than ten-percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and National Association of Securities Dealers. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 4 or Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 2006; all Section 16(a) filing requirements were met, except as described below. Jim Robason and Melinda Davis, directors, each failed to file until 2007 one Form 4 report for two transactions related to the issuance of common stock in payment of the premium on our preferred stock and the conversion of our preferred stock. Samuel Milbank failed to file until 2007 one Form 4 report for two transactions related to the issuance of common stock in payment of the premium on our preferred stock and the conversion of our preferred stock; and filed one late Form 4 report for one transaction related to the exercise of warrants. Marjorie Brooks, director, failed to file until 2007 three Form 4 reports for four transactions related to the issuance of common stock in payment of the premium on our preferred stock, the conversion of our preferred stock, and the exercise of stock options. Michael Tull, director, failed to file until 2007 one Form 4 report for one transaction related to the issuance of common stock in payment of the premium on our preferred stock. Sal Miwa, director, filed one late Form 4 report for one transaction related to the sale of common stock. Jerry Burkett and Steve Brooks, directors, each failed to file until 2007 one Form 4 report for one transaction related to the exercise of stock options. The Company was authorized and given the responsibility by its directors and officers to file for each of them the necessary Form 3 and Form 4 reports with the SEC, and the Company was at fault for the late filings listed above. The Company has put procedures in place to prevent such late filings in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transfers of Receivables

During the first quarter of 2006, the Company accounted for transfers of receivables, with recourse, to a related party (Brooks Investment Co., controlled by Marjorie S. Brooks) under the guidelines of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS 140). This statement provides accounting and reporting standards for, among other things, the transfer and servicing of financial assets, such as transfers of receivables with recourse, and provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Based on the requirements of SFAS 140, the receivables transferred to the related party with recourse were accounted for as a secured borrowing because the Company was not considered to have surrendered control over the transferred assets. Accounts payable-related parties and trade accounts receivable at December 31, 2005 included $2,450,788 to reflect these requirements. The Company discontinued the agreement with Brooks Investment Co. on March 31, 2006.

The terms of the agreement with Brooks Investment Co. allowed the Company to transfer certain of its trade receivables as collateral, which Brooks Investment Co. deemed acceptable, up to $4.0 million at any one time. Upon acceptance of a transfer of a receivable, Brooks Investment Co. remitted to the Company 85% of the receivable, as defined in the agreement. Upon collection of the receivable, the Company remitted to Brooks Investment Co. 1.25% of the receivable as a factoring charge. The remaining receivable, less interest costs, which were based on the time period over which the receivable was outstanding, was remitted to the Company. The Company indemnified Brooks Investment Co. for any loss arising out of rejections or returns of any merchandise, or any claims asserted by the Company’s customers. During 2006, the Company transferred an aggregate of approximately $28.6 million in receivables under this agreement. During 2005 and 2004, the Company transferred an aggregate of approximately $89.5 million and $65.9 million, respectively, in receivables under this agreement, none of which remains to be collected. Costs of $669,718 and $826,248 associated with the factoring agreement were included in selling and administrative costs at December 31, 2005 and 2004, respectively.

Commissions

The Company employs the services of a related party, Tull Sales, Inc., as an outside sales representative. Tull Sales is owned by Michael M. Tull, one of our directors. Commissions paid to Tull Sales were $786,971 in 2006, $677,794 in 2005, and $643,570 in 2004. At December 31, 2006, accounts payable to related parties included sales commissions of $93,476 owed to Tull Sales Co., which is owned by Michael M. Tull, one of our directors, and director compensation of $3,750 owed to Mr. Tull.

Other Related Party Transactions

In addition to the related party transactions discussed above, Joe Brooks personally guarantees repayment of the Company’s automobile loans, which had a balance of $135,230 at December 31, 2006.

At December 31, 2006, accounts payable-related parties included the following amounts:

•	Loan guarantee fees of $140,883, director fees of $3,750, equipment rental of $52,310 and miscellaneous charges of $20,216 owed to Marjorie S. Brooks, one of our directors, or companies controlled by her,

•	Deferred compensation of $42,038 and out-of-pocket expenses of $15,000 owed to Joe G. Brooks, our Chairman and CEO,

•	Director compensation of $3,750 and consulting fees of $88,000 owed to Jim Robason, one of our directors, and

•	Miscellaneous other items owed to related parties of approximately $31,658.

STOCKHOLDER RETURN PERFORMANCE GRAPH

This graph shows the Company’s cumulative total stockholder return during the last five fiscal years ended December 31, 2005, with the cumulative total returns of the Hemscott Industry Group 63-Materials and Construction and the Nasdaq Market Index. The comparison assumes $100 was invested on December 31, 2000 in AERT common stock and in each of the indices shown and assumes that all of the dividends were reinvested.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED DECEMBER 31, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2006

	2001	2002	2003	2004	2005	2006

Advanced Environmental	$100.00	104.35	136.52	110.43	155.65	175.65
Materials and Construction	$100.00	86.96	129.93	163.85	190.95	216.61
Nasdaq Market Value Index	$100.00	69.75	104.88	113.70	116.19	128.12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

The information below sets forth the fees charged by Tullius Taylor Sartain & Sartain LLP during 2006 and 2005 for services provided to the Company in the following categories and amounts:

	2006	2005

Audit fees	$215,000	$119,250
Audit-related fees	10,000	24,500
Tax fees	12,300	7,805
All other fees	—	—

Total	$237,300	151,555

Pre-Approval Policy

All of TTS&S’s fees for 2006 and 2005 were pre-approved by the audit committee through a formal engagement letter with TTS&S. The audit committee’s policy is to pre-approve all services by AERT’s independent accountants.

Item 1:  Election of Directors

The Company currently has eleven directors that are to be elected by the holders of shares of outstanding Class A and Class B common stock and Series B preferred stock voting together as a single class. To be elected, each director must receive a plurality of the votes cast at the annual meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A common tock entitles the holder thereof to one vote with respect to the election of each of the eleven director positions to be filled, each outstanding Class B common stock entitles the holder thereof to five votes with respect to the elections of each of the eleven director positions to be filled.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the names(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through the name(s) of such nominee(s). If you withhold authority to vote your shares, such vote will be treated as an abstention and, accordingly, your shares will neither be voted for or against a director but will be counted for quorum purposes.

The eleven nominees for director are: Joe G. Brooks, Marjorie S. Brooks, Stephen W. Brooks, Jerry B. Burkett, Edward P. Carda, Melinda Davis, Tim W. Kizer, Peter S. Lau, Sal Miwa, Jim Robason and Michael M. Tull. All of the directors are presently serving as directors of the Company. Currently, Joe G. Brooks is chairman, chief executive officer and president, Stephen W. Brooks is vice-chairman of the board and chief operating officer and Marjorie S. Brooks is secretary and treasurer.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELEVEN NOMINEES NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominees as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unable to serve, if elected.

Item 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

Introduction

Subject to ratification by the stockholders, the board’s audit committee has selected Tullius Taylor Sartain & Sartain LLP to be AERT’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007. TTS&S has acted as the Company’s independent registered public accounting firm since 2001. The audit committee may terminate the appointment of TTS&S as independent registered public accounting firm without stockholder approval whenever the audit committee deems necessary or appropriate.

Representatives of TTS&S are expected to attend the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Required Vote

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the meeting. In the event that the Company’s stockholders fail to ratify the appointment of TTS&S, the selection of the Company’s independent registered public accounting firm will be submitted to the Company’s audit committee for reconsideration.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

COST AND METHOD OF PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by mail, telephone, internet, or in person.

ADDITIONAL INFORMATION AVAILABLE

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2006 annual report on Form 10-K, as filed with the SEC, including the financial statements and schedules. The written request should be sent to the secretary, at the Company’s executive office. The written request must state that, as of May 23, 2007, the person making the request was a beneficial owner of capital stock of the Company.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Marjorie S. Brooks, secretary of the Company, Post Office Box 1237, Springdale, Arkansas 72765, by registered, certified, or express mail.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

If you want to present a proposal for possible inclusion in the Company’s proxy statement for the annual meeting of stockholders in 2008, you may do so by following the procedures described in SEC Rule 14a-8 by sending the proposal to Marjorie S. Brooks, secretary of the Company, Post Office Box 1237, Springdale, Arkansas 72765, by registered, certified or express mail. Proposals must be received on or before February 19, 2008. This date is determined by the board and is based on SEC Rule 14a-8, which states proposals for a regularly scheduled annual meeting must be received at the company’s principal executive offices not less than 120 calendar days before the release date of the previous year’s annual meeting proxy statement.

OTHER MATTERS

The board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

The foregoing Notice and Proxy Statement are sent by order of the board of directors.

Joe G. Brooks
Chairman

Dated: June 18, 2007

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 19, 2007
The undersigned hereby appoints Joe G. Brooks, as proxy, with full power to appoint his substitute, and hereby authorizes such proxy to represent and vote, as designated on this proxy, all shares of common stock and preferred stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date May 23, 2007 at the annual meeting of stockholders of the Company to be held at the Northwest Arkansas Holiday Inn Convention Center, Springdale, Arkansas on Thursday, July 19, 2007 at 7:00 p.m., local time, and at any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
Advanced Environmental Recycling Technologies, Inc.
July 19, 2007
PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES from
any touch-tone telephone and follow the instructions.
Have your control number and proxy card
available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.
Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
          Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or Internet.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1.	Election of Directors

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See Instructions below)
Nominees:

¡	Joe G. Brooks
¡	Marjorie S. Brooks
¡	Stephen W. Brooks
¡	Jerry B. Burkett
¡	Edward P. Carda
¡	Melinda Davis
¡	Tim W. Kizer
¡	Peter S. Lau
¡	Sal Miwa
¡	Jim Robason
¡	Michael M. Tull
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Ratification of Tullius Taylor Sartain & Sartain LLP, independent registered public accountants, as the Company’s auditors.

For	Against	Abstain

☐	☐	☐

The undersigned acknowledges receipt of the formal notice of such meeting and the 2006 Annual Report of the Company.

New Address:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature:	Date:	, 2007	Signature:	Date:	, 2007

Note: Please sign above exactly as name appears on this proxy. When shares are held by jointly, each holder should sign. When signing as attorney, administrator, trustee, or guardian, please give full name as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.